UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 5, 2005

Microfield Group, Inc.

(Exact name of registrant as specified in its charter

Oregon	000-26226	93-0935149
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 310, Portland, OR	97209

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(503) 419-3580

(Former name or former address, if changed since last report)

     ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     A. Mark Walter was appointed by the Company’s Board of Directors to serve as a Director of the Company effective April 7, 2005.

     Mr. Walter is the current President of the Company and has served in that capacity since November 18, 2004. Mr. Walter has 18 years of experience in leading profitable commercial and industrial electrical services businesses. Prior to his promotion to President, Mr. Walter served as the Senior Vice President and Chief Operating Officer of the Company’s wholly owned subsidiary Christenson Velagio, Inc. Prior to his promotion to SVP and COO, Mr. Walter held various management positions within Christenson Velagio since joining the company in January of 2002. Prior to joining Christenson Velagio, Mr. Walter was Operations Director for Power City Electrical, a regional electrical company.

     There was no arrangement or understanding pursuant to which Mr. Walter was elected as a director, and there are no related party transactions between the Company and Mr. Walter. Mr. Walter has not been, nor has it been determined that he will be, appointed to any board committees.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005.
Microfield Group, Inc.
/s/ A. Mark Walter
A. Mark Walter, President